EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-26767) pertaining to the Greif, Inc. 1996 Directors Stock Option Plan, (Form S-8 No. 333-26977) pertaining to the Greif, Inc. Incentive Stock Option Plan, (Form S-8 No. 333-35048) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46134) pertaining to the Greif, Inc. Production Associates 401(k) Retirement Plan and Trust, (Form S-8 No. 333-46136) pertaining to the Greif Bros. Riverville Mill Employee Retirement Savings Plan and Trust, (Form S-8 No. 333-61058) pertaining to the Greif, Inc. 2000 Nonstatutory Stock Option Plan, (Form S-8 No. 333-61068) pertaining to the Greif, Inc. 2001 Management Equity Incentive and Compensation Plan, and (Form S-4 No. 333-100121) pertaining to the 8 7/8 percent Senior Subordinated Notes due 2012, of our report dated December 8, 2004 with respect to the consolidated financial statements and the financial statement schedule of Greif, Inc. included in this Annual Report (Form 10-K) of Greif, Inc. for the year ended October 31, 2004.

/s/ Ernst & Young LLP

Columbus, Ohio

January 6, 2005